AMENDMENT NO. ONE

                                       TO

                        PRICING AND BOOKKEEPING AGREEMENT


         AGREEMENT dated May 2, 1994 between Keyport Variable  Investment Trust,
a  Massachusetts   business  trust  (the  "Trust"),   and  Colonial   Management
Associations, Inc., a Massachusetts corporation ("Colonial").

         Reference is made to the Pricing and Bookkeeping Agreement dated as of June 7, 1993 between the Trust and Colonial. The parties hereby agree that Appendix I to such agreement is hereby amended and restated in its entirety in the form of Schedule I to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       KEYPORT VARIABLE INVESTMENT TRUST


                                       By: Richard R. Christensen
                                           President


                                       COLONIAL MANAGEMENT ASSOCIATES, INC.

                                       By: Harold W. Cogger
                                       Title:

                                           Schedule I to Amendment No. One
                                           to Pricing and Bookkeeping Agreement



                               Form of Appendix I

                                                                  Appendix I

Fund                                                          Effective Date

Colonial-Keyport Growth and Income Fund                         June 7, 1993

Colonial-Keyport U.S. Government Securities Fund                June 7, 1993

Colonial-Keyport Utilities Fund                                 June 7, 1993

Colonial-Keyport International Fund For Growth                  May 2, 1994

Colonial-Keyport U.S. Fund For Growth                           July 1, 1994*

Colonial-Keyport Strategic Income Fund                          July 1, 1994*




* Or such later date as the shares of such Fund shall have been registered for sale under the Securities Act of 1933 and the Investment Company Act of 1940.


RASICOT\KVIT\PRICEAGT.AM1